WAIVER AND AMENDMENT NO. 1

To

AMENDED AND RESTATED CREDIT FACILITIES AGREEMENT

(that was Effective March 20, 2001)

by and between

BANK OF AMERICA, N.A.

as Administrative Agent and a Lender

and

THE OTHER LENDERS SIGNATORY THERETO

and

YOUNG INNOVATIONS, INC.

as Borrower

In consideration of their mutual agreements herein and for other sufficient consideration, the receipt of which is hereby acknowledged, YOUNG INNOVATIONS, INC. ("Borrower"), BANK OF AMERICA, N.A. (as "Administrative Agent") agree as follows:

1.      Definitions; Section References.  The term "Original Loan Agreement" means the Amended and Restated Credit Facilities Agreement effective as of November 28, 2006, between Borrower, Administrative Agent and the Lenders signatory thereto, as amended, including without limitation, as amended by that certain Assignment and Assumption between Administrative Agent, Lenders, JPMorgan Chase Bank, N.A. and Borrower, of even date herewith that is effective simultaneously herewith (the “Assignment and Assumption”). The term "this Amendment" means this Amendment. Capitalized terms used and not otherwise defined herein have the meanings defined in the Original Loan Agreement, except that the term “this Agreement” in the Original Loan Agreement shall be deemed to mean the Original Loan Agreement as amended by this Amendment. Section references are to sections of the Original Loan Agreement unless otherwise indicated.

2.            Effective Date of this Amendment.  Provided that Administrative Agent has received this Amendment fully executed by all parties hereto and each of the documents and other items listed or described on Exhibit A hereto as being required to be obtained, delivered or satisfied on or before the Effective Date (as hereinafter defined), with each being satisfactory to Administrative Agent and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated, this Amendment shall be effective as of October 1, 2007 (the “Effective Date”), simultaneously with the effectiveness of the Assignment and Assumption. If this Amendment does not become effective, the Original Loan Agreement shall continue in full force and effect as it existed in the absence of this Amendment.

3.            Waiver.  Effective as of September 28, 2007, Lenders hereby waive any and all Event(s) of Default that occurred under Sections 16.1.5 and 16.1.6 as a result of Borrower’s failure to timely notify Administrative Agent of its creation of 2720 Corporate Parkway LLC (2720), an Illinois limited liability company on January 2, 2007, as required under Section 13.9.11 and its failure to cause 2720 to timely execute and deliver to Administrative Agent an unconditional guaranty of the Loan Obligations as required under Sections 8 and 14.15. The waivers contained in this paragraph are specific in intent and are valid only for the specific purpose for which given. Nothing contained herein obligates Administrative Agent or any Lender to agree to any additional waiver of any provision of any of the Loan Documents. The waivers contained in this paragraph are waivers of known Events of Default only, and shall not operate as a waiver of Administrative Agent's or any Lender’s right to exercise remedies resulting from (i) existing and/or continuing Defaults or Events of Default of which Administrative

1406276.06

Agent or such Lender is not actually aware, or (ii) other future Defaults or Events of Default, whether or not of a similar nature and whether or not known to Administrative Agent or such Lender.

4.            Amendments to Original Loan Agreement.  The Original Loan Agreement is amended as follows, all such amendments to be effective on September 28, 2007, unless otherwise indicated:

15.1. Special Definitions-Revisions. The definitions of “EBITDA” and “Adjusted EBITDA” in Section 15.1 are deleted and replaced with the following definitions:

Adjusted EBITDA means, with respect to any fiscal period of Borrower, EBITDA for such fiscal period, minus the amount of EBITDA for such period which was attributable to any line of business which has been sold, transferred or otherwise disposed of during such period; provided, however, that, if any Covered Person makes any Permitted Acquisition during such fiscal period of Borrower, and the Applicable Target Company Financial Statements are in form and substance reasonably satisfactory to Administrative Agent (including that they are prepared in accordance with past practices), then the reported EBITDA of the Target for the applicable fiscal periods ending prior to the date of consummation of the Permitted Acquisition will be included in determining Adjusted EBITDA for any such applicable fiscal period of Borrower (including Borrower’s four fiscal quarters then ended); provided further, however, that in determining EBITDA for such Target Company for such applicable fiscal period of Borrower, reasonable cost savings, expenses and other income statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition that are (i) set forth in a schedule delivered to the Administrative Agent concurrent with the consummation of such Permitted Acquisition, and (ii) approved by the Administrative Agent, shall be deemed to have been realized on the first day of the applicable fiscal period of Borrower (including the four fiscal quarters then ended).

EBITDA means, with respect to any fiscal period of Borrower, the net income of Borrower for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, plus (i) (A) Interest Expense in such period, (B) income tax expense in such period, (C) depreciation and amortization expense in such period, (D) total expenses associated with the non-cash portion of employee stock compensation and (E) any extraordinary loss in such period, minus (ii) any extraordinary gain in such period, in each case calculated for Borrower for such period.

15.1. Special Definitions-New. The definition of “Applicable Target Company Financial Statements” is hereby added to Section 15.1 in alphabetical order:

Applicable Target Company Financial Statements means, with respect to any Target Company acquired in a Permitted Acquisition, the audited annual financial statements of such Target Company for any applicable fiscal period(s), or, to the extent such Target Company has no audited historical financial statements, the management-prepared annual financial statements of such Target Company for any applicable fiscal period(s), in either case, together with any management-prepared interim financial statements of such Target Company for any applicable fiscal period(s).

5.            New Exhibit 3.  Exhibit 3 is hereby deleted and replaced with Exhibit 3 attached to this Amendment which reflects the Lenders and their pro rata shares of the Commitments as of the Effective Date.

2

1406276.06

6.            Effect of Amendment.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Original Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Original Loan Agreement, or any of the other Loan Documents. Each reference in the Original Loan Agreement to "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall be read as referring to the Original Loan Agreement as amended hereby.

7.            Representations and Warranties of Borrower.  Borrower hereby represents and warrants to Lenders that (i) execution, delivery and performance of this Amendment, and all transactions contemplated by the Amendment, have been duly authorized by all requisite action of Borrower; (ii) no consents are necessary from any third parties for Borrower’s execution, delivery or performance of this Amendment or in connection with any transaction contemplated by this Amendment, (iii) this Amendment and the Original Loan Agreement constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B and the disclosure schedule attached to the Original Loan Agreement, all of the representations and warranties contained in Section 11 of the Original Loan Agreement, as amended hereby, are true and correct with the same force and effect as if made on and as of the Effective Date, and (v) there is no Existing Default and no Default or Event or Default will occur immediately or with the passage of time or giving of notice as a consequence of this Amendment becoming effective.

8.            Reaffirmation.  Borrower hereby acknowledges and confirms that (i) except as expressly amended hereby, the Original Loan Agreement and other Loan Documents remain in full force and effect, (ii) the Original Loan Agreement, as amended hereby, is in full force and effect, (iii) Borrower has no defenses to its obligations under the Original Loan Agreement and the other Loan Documents, and (iv) Borrower has no claim of any nature against Administrative Agent or any Lender arising from or in connection with the Original Loan Agreement or the other Loan Documents.

9.            Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

10.          Counterpart Facsimile Execution.  This Amendment, or a signature page thereto intended to be attached to a copy of this Amendment, signed and transmitted by facsimile machine or telecopier shall be deemed and treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Amendment.

11.          Reproductions as Evidence.  This Amendment, the Original Loan Agreement, and the other Loan Documents, including but not limited to (a) consents, waivers, amendments, and modifications which may hereafter be executed, and (b) financial statements, certificates and other information previously or hereafter furnished to Administrative Agent or any Lender, may be reproduced by Administrative Agent or any Lender by any photographic, photostatic, microfilm, microcard, miniature photographic, computer

3

1406276.06

imaging or other similar process, and Administrative Agent or any Lender may destroy any such original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business of lender), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

12.          Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions.

13.          Final Expression; No Course of Dealing.  This Amendment is intended by the parties as a final expression of their agreement evidenced hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

14.          Incorporation by Reference.  Administrative Agent, the undersigned Lenders and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.

15.          Statutory Notice.  The following notice is given pursuant to Section 432.047 of the Missouri Revised Statutes; nothing contained in such notice will be deemed to limit or modify the terms of the Loan Documents or this Amendment:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THIS AGREEMENT. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWER, ADMINISTRATIVE AGENT, AND LENDERS HEREBY AFFIRM THAT THERE ARE NO OTHER AGREEMENTS BETWEEN THEM, ORAL OR WRITTEN, CONCERNING THE SUBJECT MATTER OF THIS AMENDMENT AND THAT ALL PRIOR AGREEMENTS CONCERNING THE SUBJECT MATTER OF THIS AMENDMENT, INCLUDING ANY PROPOSAL, TERM SHEET OR COMMITMENT LETTER, ARE MERGED INTO THIS AMENDMENT AND THEREBY EXTINGUISHED.

[remainder of page intentionally blank]

4

1406276.06

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by appropriate duly authorized officers as of the Effective Date.

YOUNG INNOVATIONS, INC., as Borrower By its Vice President, Chief Financial Officer, and Secretary Name: Christine R. Boehning	BANK OF AMERICA, N.A., as Administrative Agent by its Name:
THE NORTHERN TRUST COMPANY, as a Lender by its Commercial Banking Officer Name: David E. Graham	BANK OF AMERICA, N.A., as a Lender by its Vice President Name: Jonathan M. Phillips
JPMORGAN CHASE BANK, N.A., as a Lender by its Vice President Name: Andrew P. Salski

1406276.06

EXHIBIT 3

LENDERS’ COMMITMENTS AND PRO-RATA SHARES

LENDER	REVOLVING LOAN COMMITMENT	PRO-RATA SHARES
Bank of America, N.A.	$40,000,000.00	53.33333333%
The Northern Trust Company	$20,000,000.00	26.66666667%
JPMorgan Chase Bank, N.A.	$15,000,000.00	20.00000000%
AGGREGATES	$75,000,000.00	100.00000000%

LENDER	SWINGLINE LOAN COMMITMENT	PRO RATA SHARES
Bank of America, N.A.	$3,000,000.00	100.00000000%

1406276.06

EXHIBIT A

Documents and Requirements List

Items To Be Obtained, Delivered, or Satisfied Executed On or Before the Effective Date
1. Assignment and Assumption
2. Waiver and Amendment No. 1 to Amended and Restated Credit Facilities Agreement, together with all exhibits and schedules thereto (including the Supplement to Disclosure Schedule)
3. Revolving Notes: a. $40,000,000 - Amended and Restated - Bank of America b. $20,000,000 - Amended and Restated - The Northern Trust Company c. $15,000,000 - JPMorgan Chase Bank, N.A.

4.   Certificate of the Secretary of Borrower (certifying (a) that the Articles of Incorporation, together with any and all amendments thereto, last delivered and certified to Bank of America, N.A. pursuant to the Certificate of the Secretary of Borrower dated as of November 28, 2006, have not been amended, modified, annulled, rescinded, revoked or changed in any manner whatsoever and remain in full force and effect, (b) the Bylaws of the Borrower, with all amendments thereto, (c) resolutions adopted by the Board of Directors of Borrower, and (c) incumbency of officers of the Borrower, specifying the names, titles, and true signatures).

5. Evidence of good standing of the Borrower
6. Unlimited Guaranty and Joinder to Contribution and Subordination Agreement executed by 2720 Corporate Parkway LLC
7. Administrative Agent and Lenders’ Expenses and Legal Fees (including payment of Lewis, Rice & Fingersh invoice)

1406276.06

EXHIBIT B

(Supplemental Disclosure Schedule)

There are no supplemental disclosures if nothing is listed below.

SEE ATTACHED

1406276.06